As filed with the Securities and Exchange Commission on July 22, 2005            Registration No. 333-98047

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Post-Effective Amendment No. Eight
to
Form S-11
Registration Statement
Under
The Securities Act of 1933, As Amended

CNL HOTELS & RESORTS, INC.
(formerly CNL Hospitality Properties, Inc.)
(Exact Name of Registrant as Specified in Charter)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
(Address of Principal Executive Offices)

THOMAS J. HUTCHISON III
Chief Executive Officer
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
(Name, Address and Telephone
Number of Agent for Service)

COPIES TO:
JUDITH D. FRYER, ESQUIRE
Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

On March 12, 2004, CNL Hotels & Resorts (formerly CNL Hospitality Properties, Inc. (the "Company")) concluded its public offering (the "Offering") of up to 175,000,000 shares of its common stock, par value $0.01 per share (the "Shares"), including up to 25,000,000 Shares for issuance pursuant to the Company's distribution reinvestment plan (the "Reinvestment Plan"). On April 27, 2004, the Company filed Post-Effective Amendment No. Seven to its Registration Statement on Form S-11 with the Securities and Exchange Commission, pursuant to which it withdrew 2,211,101 Shares registered, but not issued, in connection with the Offering. Based on recent information, the Company hereby withdraws an additional 119,470 Shares registered, but not issued in connection with the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Eight to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 22, 2005.

CNL HOTELS & RESORTS, INC.
(Registrant)
By:	/s/ Thomas J. Hutchison III
Name: Thomas J. Hutchison III
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Eight to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Seneff, Jr.	Chairman of the Board	July 22, 2005
James M. Seneff, Jr.

/s/ Robert A. Bourne	Vice Chairman of the Board	July 22, 2005
Robert A. Bourne

/s/ Thomas J. Hutchison III	Chief Executive Officer	July 22, 2005
Thomas J. Hutchison III	and Director
(Principal Executive Officer)

/s/ C. Brian Strickland	Executive Vice President,	July 22, 2005
C. Brian Strickland	Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)

/s/ Mark E. Patten	Senior Vice President and	July 22, 2005
Mark E. Patten	Chief Accounting Officer
(Principal Accounting Officer)

/s/ John A. Griswold	Chief Operating Officer,	July 22, 2005
John A. Griswold	President and Director

/s/ Craig M. McAllaster	Independent Director	July 22, 2005
Craig M. McAllaster

/s/ Robert E. Parsons, Jr.	Independent Director	July 22, 2005
Robert E. Parsons, Jr.

/s/ James Douglas Holladay	Independent Director	July 22, 2005
James Douglas Holladay

/s/ Jack F. Kemp	Independent Director	July 22, 2005
Jack F. Kemp

/s/ Dianna F. Morgan	Independent Director	July 22, 2005
Dianna F. Morgan